                                                                    EXHIBIT 10.1

                                             March 27, 2002



  Interlink Electronics, Inc.
  546 Flynn Road
  Camarillo, CA 93012

  Gentlemen:

          This letter amendment (this "Amendment") is to confirm the changes agreed upon between WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") and INTERLINK ELECTRONICS, INC. ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of September 1, 2000 as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

          1. All reference herein to the Exhibit A (Line of Credit Note), shall hereinafter be replaced by the New Exhibit A (Line of Credit Note) attached hereto.

          2. Paragraph 2. of the first page of the Agreement is hereby deleted in its entirety, and the following substituted therefor:

                    "2. A commitment under which Bank will make advances to
             Borrower from time to time up to and including June 1, 2002, not to exceed the aggregate principal amount of One Million Dollars ($1,000,000.00) ("Term Commitment"), the proceeds of which shall be used to finance Borrower's working capital requirements and which shall be converted on June 1, 2002, to a term loan, as described more fully below."

          3. Paragraph 1.2. is hereby deleted in its entirety, and the following substituted therefor:

                    "2. TERM COMMITMENT:

                    (a) Term Commitment Note. Borrower's obligation to repay
                        --------------------
             advances under the Term Commitment shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Term Commitment Note"), all terms of which are incorporated herein by this reference.

                    (b) Limitation on Borrowinqs. Notwithstanding any other
                        ------------------------
             provision of this letter, the aggregate amount of all outstanding borrowings under the Term Commitment shall not at

Interlink Electronics, Inc.
March 27, 2002
Page 2

                    any time exceed a maximum of eighty percent (80%) of the cost of each item of new equipment purchased and seventy-five percent (75%) of the cost of each item of used equipment purchased with the proceeds thereof, as evidenced by the seller's invoice.

                             (c) Borrowing and Repayment. Borrower may from time
                                 -----------------------
                    to time during the period in which Bank will make advances under the Term Commitment borrow and partially or wholly repay its outstanding borrowings, provided that amounts repaid may not be reborrowed, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Term Commitment shall not exceed the maximum principal amount available thereunder, as set forth above. The principal amount of the Term Commitment shall be repaid in accordance with the provisions of the Term Commitment Note.

                             (d) Prepayment. Borrower may prepay principal on
                                 ----------
                    the Term Commitment at any time, in any amount and without penalty."

          4. Paragraph 11.3. is hereby deleted in its entirety, and the following substituted therefor:

                             "3. Unused Commitment Fee. Borrower shall pay to
                                 ---------------------
                    Bank a fee equal to one-eighth quarter percent (0.125%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on each March 31, June 30, September 30 and December 31."

          5. Paragraph V.9. is hereby deleted in its entirety, without substitution,

          6. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

          7. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

Interlink Electronics, Inc.
March 27,2002
Page 3

           Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.

                                            Sincerely,

                                            WELLS FARGO BANK,
                                             NATIONAL ASSOCIATION

                                            By: /s/ John Ray
                                               ------------------
                                               John Ray
                                               Vice President


Acknowledged and accepted as of 3/29/02:
                                -------

INTERLINKS ELECTRONICS, INC.


By: /s/ [ILLEGIBLE]
   ----------------

Title: CFO
       ------------

                                                                       EXHIBIT A

WELLS FARGO BANK                                   REVOLVING LINE OF CREDIT NOTE
--------------------------------------------------------------------------------



$5,000,000.00                                         Woodland Hills, California
                                                                   April 1, 2002

     FOR VALUE RECEIVED, the undersigned Interlink Electronics, Inc. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Warner Ranch RCBO, 6001 Topanga Cyn Blvd Ste 205, Woodland Hills, CA 91367, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $5,000,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

     (b) "Fixed Rate Term" means a period commencing on a Business Day and continuing for 1, 2, 3, 6 or 12 months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than $100,000.00; and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole l/8 of 1%) determined by dividing Base LIBOR by a percentage equal to 100% less any LIBOR Reserve Percentage.

         (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the Principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

         (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     (d) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a)    Interest. The outstanding principal balance of this Note shall bear
            --------
interest (computed on the basis of a 360-day year, actual days elapsed) either
(i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be 2.00000% above LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b)    Selection of Interest Rate Options. At any time any portion of this
            ----------------------------------
Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     (c)    Taxes and Regulatory Costs. Borrower shall pay to Bank immediately
            --------------------------
upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (d)    Payment of Interest. Interest accrued on this Note shall be payable
            -------------------
on the 1st day of each month, commencing May 1, 2002.

     (e)    Default Interest. From and after the maturity date of this Note, or
            ----------------
such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

     (a)    Borrowing and Repayment. Borrower may from time to time during the
            -----------------------
term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 1, 2003.

     (b)    Advances. Advances hereunder, to the total amount of the principal
            --------
sum available hereunder, may be made by the holder at the oral or written request of (i) Pad Meyer or Sharon McCraken, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     (c)    Application of Payments. Each payment made on this Note shall be
            -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

     (a)    Prime Rate. Borrower may prepay principal on any portion of this
            ----------
Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b)    LIBOR. Borrower may prepay principal on any portion of this Note
            -----
which bears interest determined in relation to LIBOR at any time and in the minimum amount of $100,000.00; provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

         (i)    Determine the amount of interest which would have accrued each
                ---------
month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

         (ii)   Subtract from the amount determined in (i) above the amount of
                --------
interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

         (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum 2.000% above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed). Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

EVENTS OF DEFAULT:

     The occurrence of any of the following shall constitute an "Event of Default" under this Note:

     (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

     (b) The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obliger") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

     (c) The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

     (e) Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

     (f) Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

     (g) Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust, mortgage or other document executed in connection with or securing this Note.

MISCELLANEOUS:

     (a)    Remedies. Upon the occurrence of any Event of Default, the holder of
            --------
this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b)    Obligations Joint and Several. Should more than one person or entity
            -----------------------------
sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c)    Governing Law. This Note shall be governed by and construed in
            -------------
accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

By:      /s/ [ILLEGIBLE]
   ---------------------------------
Title:      CFO
      ------------------------------

                                                                       Exhibit B

                              TERM COMMITMENT NOTE


$1,000,000.00                                         Woodland Hills, California
                                                                  March 27, 2001

     FOR VALUE RECEIVED, the undersigned INTERLINK ELECTRONICS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Warner Ranch Regional Commercial Banking Office, 6001 Topanga Cyn Blvd., Suite 205, Woodland Hills, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

     (a) Interest. The outstanding principal balance of this Note shall bear
         --------
interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum equal to the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

     (b) Payment of Interest. Interest accrued on this Note shall be payable on
         -------------------
the 1st day of each month, commencing April 1, 2002.

     (c) Default Interest. From and after the maturity date of this Note, or
         ----------------
such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

     (a) Borrowing and Repayment. Borrower may from time to time from the date
         -----------------------
of this Note up to and including June 1, 2002, borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

     (b) Required Principal Payments. The outstanding principal balance of this
         ---------------------------
Note on June 1, 2002 shall be amortized over forty-eight (48) months, and thereafter principal shall be payable on the 1st day of each month in equal successive installments over said amortization term, commencing July 1, 2002, and continuing up to and including May 1, 2006, with a final installment consisting of all remaining unpaid principal due and payable in full on June 1, 2066.

     (c) Advances. Advances hereunder, to the total amount of the principal sum
         --------
stated above and up to and including the final advance date set forth above, may be made by the holder at the oral or written request of (i) Paul Meyer or Sharon McCraken, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     (d) Application of Payments. Each payment made on this Note shall be
         -----------------------
credited first, to any interest then due and second, to the outstanding principal balance.

  EVENTS OF DEFAULT:

     The occurrence of any of the following shall constitute an "Event of Default" under this Note:

     (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

     (b) The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

     (c) The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

     (e) Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

     (f) Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

     (g) Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust, mortgage or other document executed in connection with or securing this Note.

  MISCELLANEOUS:

     (a) Remedies. Upon the occurrence of any Event of Default, the holder of
         --------
this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holders rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b) Obligations Joint and Several. Should more than one person or entity
         -----------------------------
sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c) Governing Law. This Note shall be governed by and construed in
         -------------
accordance with the laws of the State of California.


     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

INTERLINK ELECTRONICS, INC.

By: /s/ [Illegible]
   -------------------
Title: CFO
      ----------------